UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Inter-Tel (Delaware), Incorporated

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Inter-Tel (Delaware), Incorporated has prepared a slide presentation to use at investor meetings. This presentation was first given to Institutional Shareholder Services on July 12, 2007.

A copy of this slide presentation follows:

July 12, 2007 Investor Presentation Follow-Up: Vote FOR the Mitel Merger at August 2 nd Special Meeting of Stockholders

Why Sell Now?
Remaining standalone entails substantial execution risk in an increasingly competitive landscape and a rapidly consolidating industry
The Mitel deal represents a full and fair value to all stockholders
Special Committee conducted a thorough exploration of all strategic alternatives
(including standalone alternatives) prior to approving the Mitel merger
No higher firm offer:
–
Since the Company was effectively put in play in April 2006 when Mihaylo publicly indicated he was interested in acquiring Inter-Tel
–
In the almost 2 1/2 month period since the Mitel merger announcement
The Mihaylo leveraged recapitalization strategy produces less value, is less certain to close and entails much higher risk to Inter-Tel stockholders
We believe the Mitel deal is in the best interest of stockholders

Recent Developments
Several Inter-Tel stockholders requested the Special Meeting be postponed to allow time to consider recent developments
On June 29, 2007, the Special Committee postponed the Special Meeting to allow stockholders to fully consider a number of significant recent developments:
–
Preliminary update on Q2 sales forecast and 2007 outlook which were below expectations
–
Significant recent declines in the price of Inter-Tel's stock
–
Mitel letter of June 21 indicating it would not increase its offer, and setting forth its reasons why not
–
Implications for potential alternatives and sale process from weakening in the debt markets
–
Mihaylo's definitive proxy mailed to stockholders only one day before the previously scheduled vote
Current record date is close of business on July 9, 2007 with the Special Meeting scheduled for August 2, 2007

Financial performance has been negatively impacted by the increasingly competitive landscape, new market entrants, Mitel merger announcement and ongoing proxy distractions
–
If Mitel merger voted down, expect distractions to continue with ongoing proxy contest
Inter-Tel did not meet the second quarter net sales used in the proxy statement and expects second half 2007 and full year 2007 net sales to be well below those used in proxy statement, based on the current sales trends and trajectory
EBITDA margins in the proxy were projected to be 12.0% for 2007 and 13.3% for 2008
–
Q1 actual EBITDA margin was only 7.5% and actual LTM (3/31/07) EBITDA margin was only
10.9%
1
–
We believe margins likely to come out substantially lower than those included in the proxy
Company Not Meeting Projections
Inter-Tel Net Sales ($mm) Inter-Tel EBITDA ($mm)
1  As of 3/31/07; refer to page 18 for GAAP reconciliation detail
2  As of 6/30/07, based on mid-point, $114.5 million, of estimated net sales projection released July 6, 2007
458.4
460.9 459.5
498.1
530.4
400
500
600
2006 Net Sales Trailing 12
Months
Net Sales ¹
Trailing 12
Months
Net Sales ²
2007 Projections
Included in
Proxy
2008 Projections
Included in
Proxy
Proxy Forecast
51.7
50.2
59.7
70.4
25
50
75
2006 EBITDA Trailing 12 Months
EBITDA ¹
2007 Projections
Included in
Proxy
2008 Projections
Included in
Proxy
Proxy Forecast

Intense Global Competition Attacks Small to
Medium Size Enterprise Market
Internet produces dynamic changes to traditional sales channels, barriers and speed
Large scale, global, multi-billion market cap companies entering space
–
Cisco: Entered market in 1997 ($170 billion market cap)
–
Market share in IP systems from 0% to 17%
–
Dominant market share in data networking business provides it with entry and strong growth platform
–
Microsoft: Adds voice to offering in 2006 ($280 billion market cap)
–
Firmly established on hundreds of millions of desktops and well positioned to implement voice on applications
–
Ability to integrate voice into leading EUI/application platforms
–
Google: Entering market in July 2007 ($170 billion market cap)
–
Over 500 million unique monthly visitors
–
Entering voice markets through purchase of GrandCentral Communications in July 2007
–
Cell Phone:
–
Cellular carriers try to make cell phones the standard business communications system
–
Continue to add business applications for messaging, presence, always on with mobility
–
Skype: Founded in 2003
–
Purchased by EBay in 2005
–
2.5 million daily visitors that could ultimately bypass traditional platforms
Traditional PBX vendors (Avaya, Nortel, NEC, Siemens) fighting for share in PBX market
The SME market seen as an opportunity by traditional and non-traditional PBX players

Inter-Tel and its advisors repeatedly approached Mitel and Francisco Partners seeking an increase in purchase price
Mitel sent a letter to Inter-Tel on June 21, 2007 stating it would not increase its offer price because:
–
Inter-Tel’s Q1’07 fiscal performance was below analyst consensus as well as Mitel’s expectations
–
Mitel believes that the revenue and earnings projections reflected in the Inter-Tel proxy statement would be a challenge for a standalone Inter-Tel to achieve
–
Mitel’s offer is a full 10% higher than the highest firm offer received from any party to acquire 100%
of the company’s shares, including Steve Mihaylo. The Mitel offer is the only firm offer received,
despite a 24-month sale process and contacts with several other interested but unnamed parties who previously evaluated acquiring Inter-Tel
–
In order to justify its offer price, Mitel stockholders are taking considerable risk on the ability to drive material synergies in the post-combination company
–
Mitel also noted that at the time of Mitel’s offer 7 of the 11 analysts who covered Inter-Tel had either a sell or hold recommendation, that its $25.60 price equaled the average of the price targets from such analysts, and since the merger announcement, several financial analysts had indicated that
$25.60 was an attractive price to Inter-Tel stockholders
–
Mitel noted that the recent acquisition of Avaya, a leading telephony industry player, was effected at an EBITDA multiple that is lower than it has offered for Inter-Tel
1
Mitel Will Not Increase Purchase Price
1  Based on Mitel calculations

Weakening Debt Markets
Leveraged loan markets have weakened significantly in the past several weeks
Mitel has committed financing in place
We believe the weakening leverage loan markets make it very difficult for buyers to finance a higher price
One of the factors driving recent record levels of M&A activity has been relatively inexpensive debt financing
Experts react to current market volatility
1
:
–
“Today, there are signs that the era of placid markets and cheap money may be coming to an
end…
Central banks are pushing up short-term interest rates, and bond markets are pushing up long-term rates.” – David Wessel, Wall Street Journal, June 28,
2007
–
“…investors are wondering if the game of buyout bingo will soon come to an end as the investors who purchase the debt that fuels such takeovers begin to balk at some of the riskier deals” – David Reilly, Wall Street Journal, June 28, 2007
–
“Is recent debt-market turmoil going to get worse, and possibly even end the corporate buyout
boom?”
– Jon Hilsenrath, Wall Street Journal, June 29, 2007
–
"One thing we have to say goodbye to is the peak of private equity and the pricing power they had," – Peter Andersen, Dreman Value Management, as quoted by Reuters,
July 5, 2007
1 Permission to use the above quotes neither sought nor obtained

Mitel Offer Provides Premium Value
1 13D filing on 4/10/06 represents first public indication of a potential proxy fight (and acquisition)-while
1/19/07 is date of public Mihaylo letter to
Inter-Tel,-indicating
possibility of another proxy fight
2 Q1 2007 earnings miss per FactSet
3 Price targets prior to merger based on Brean Murray, Kaufman, Lehman and Wedbush Morgan research as of 2/16/07 and price targets prior to proxy battle based on Kaufman research as of 2/22/06 and Lehman research as of 2/15/06
4 As of 3/31/07, refer to page 18 for GAAP
reconciliation-detail;
enterprise value of $533.4
million-based
on
Mitel-offer
5 Avaya LTM EBITDA multiple as of 3/31/07
6 Historical LTM EBITDA per FactSet
Based on the implied EBITDA multiple, the Mitel
merger values Inter-Tel generally in-line with the buyout
valuation of industry leader Avaya
Mitel offer price is at a significant premium to analysts’
long-term price targets prior to commencement of
Mihaylo’s most recent proxy contest and the Mitel
merger announcement
1 day premium of 7.6% understates actual premium
because Inter-Tel price was “affected” due to prevalent
takeover speculation and the fact that the Mitel merger
was announced just minutes after announcing a 43%
Q1 earnings miss
2
Meaningful premium to long-term average share price,
even with a price affected by takeover speculation
Median Price Targets
3
LTM EBITDA Multiple
22.6% premium over unaffected share price prior to Mihaylo’s initial 13D filing on 4/10/06 and 17.3% premium to share price prior to Mihaylo letter sent 1/19/07
1
$22.50
$20.00
$15
$20
$25
$30
Prior to Proxy Battle Prior to Mitel Merger Announcement
Mitel Offer: $25.60
Mitel Premium: 13.8%
Mitel Premium: 28.0%
Premium to Average Prices ($25.60 Per Share Offer)
Price Premium
Prior to Mihaylo 13D Filing on 4/10/06
1
$20.88 22.6%
Prior to Mihaylo Letter on 1/19/07
1
$21.83 17.3%
2 Year Average $21.27
20.4%
1 Year Average $21.99 16.4%
6 Month Average $22.62 13.2%
3 Month Average $23.48 9.0%
10.6x
11.1x
7.5x
0x
10x
20x
Inter-Tel at Deal
4
Avaya at Deal
5
Inter-Tel 5 Year
Historical Average
6

Thorough Discussion Process
2007
Summer 2004: Met with
Company A to discuss
business combination –
did not progress beyond
preliminary stage
May – December 2005:
Discussed 4 potential
acquisitions and a potential
acquisition by Company A.
Proceeded to due diligence
but Inter-Tel did not pursue
2004 2005 2006
November 2005: Inter-
Tel was contacted
again by Company A
and engaged in
intensive discussions
March 2006: Continued
talks with Company A but
afterwards did not receive
any further
communications
April – June 2006:
Discussions with
Company B for
potential business
combination
November 2006:
Discussed
potential deal with
Company D
2003
October 2003: Met with
Mitel to discuss potential
deal.  Decided not to
pursue deal at the time
May 2005: Met again
with Mitel to discuss
potential deal
June 2005: Investment
bank arranged meetings
between Inter-Tel and
several private equity firms.
Several follow-up meetings
and limited due diligence
followed, but no proposals
July 2005: Discussions
with investment banks
and a least 5 financial
sponsors regarding
potential deals
August – September
2005: Two financial
sponsors, including
Francisco Partners,
submitted expressions
of interest
October 2005: Contacted
by sponsor-owned
strategic partner
regarding potential deal
January 2006:
Further discussions
with Company A
March - April 2006:
Periodically met with
investment banks and
met with a potential
target
June 14, 2006:
Mihaylo/Vector
public offer at
$22.50 per share
July 28, 2006:
Mihaylo/Vector resubmit
public offer for $22.50
per share
July 2006: Mitel
indicates interest
in acquiring Inter-
Tel
August 21, 2006:
Mihaylo/Vector publicly states
willingness to pay $23.25 per
share
September 2006:
Discussions with
Company C regarding
potential deal
April 26, 2007:
Mitel merger
announced
January – February
2006: Discussions with
investment banks and
preliminary talks with
one acquisition target
June 21, 2007:
Mitel not
increasing offer
May 14, 2007: Vector
sent letter expressing
willingness to pay
$26.50 per share but
subsequently failed
to make an offer
No additional
offer has
emerged
August 2006: UBS
begins to explore
various strategic options

Inter-Tel and its financial advisor explored strategic options including formal and informal market checks prior to signing of the Mitel merger agreement
2006 proxy contest and Mihaylo/Vector bids to buy the Company in 2006 put the Company “in play”
–
Mihaylo's “Sell the Company Proposal” called for a sale to the highest bidder and indicated he would support a sale to highest bidder, even if he was not the buyer
–
UBS approached every logical strategic buyer on multiple occasions during this time period
Special Committee rejected as inadequate Mihaylo/Vector $22.50 and $23.25 bids and negotiated Mitel merger at price $2.35 above highest Mihaylo/Vector price and 22.6% above the share price prior to April 10, 2006 launch of proxy contest
Mitel contract was specifically negotiated to allow Company ability to get a higher price after the
Mitel merger announcement:
–
Provisions allowing extra latitude to promote bid from Mihaylo or Vector
–
Company can consider and accept superior proposals
–
Termination fee of 2.8% of the deal price – in line with market
In 2 1/2 months since the Mitel merger announcement, no other buyer has come forward with a higher bid
Thorough Sale Process

Despite months of being “in play”, only Mitel made fully financed offer to acquire Inter-Tel and only Vector expressed any interest in a transaction but ultimately withdrew
In 2006 the Special Committee allowed full due diligence to Mihaylo/Vector
–
Special Committee deemed original offer of $22.50 and last and best offer of $23.25 inadequate
The Special Committee determined not to involve Mihaylo and Vector prior to Mitel announcement due to:
–
Conflicts arising from prior attempts to acquire the Company
–
Previously tried to disrupt Inter-Tel opportunities
Given that Inter-Tel was imminently releasing Q1 earnings that were 43% below consensus
1
and Mitel
indicated it would walk away if the fully-negotiated agreement was not signed, the Special Committee opted to take the fully-negotiated deal in hand
–
Specifically negotiated the flexibility to respond to interest from Mihaylo/Vector or others post-
announcement
Special Committee committed to maximizing stockholder value – deemed the Vector $26.50 indication of interest “reasonably likely to lead to superior offer” and immediately allowed Vector to conduct requested confirmatory due diligence
–
Vector decided not to make any firm offer
Special Committee Efforts to Facilitate a Higher
Bid From Mihaylo/Vector
1  Q1 2007 earnings miss per FactSet

Stock Price Performance Update

- Mitel merger announced minutes after announcement of Q1 earnings miss
- Share price declined significantly when it appeared that a sale of Inter-Tel might not progress
- Decline indicative of speculative takeover premium that we believe is inflating the current share price

$28
$26
$24
$22
$20
Stock Price ($)
Jan-07
Feb-07
Mar-07
Apr-07
May-07
Jul-07
Mitel Offer at $25.60
01/19/07
Mihaylo sends letter to Inter-Tel Board
03/02/07
Mihaylo announces his intention to nominate a slate of directors for election
04/26/07
Mitel merger announced just after announcement of Q1 EPS 43% below consensus estimates[1]
05/14/07
Vector expresses interest at $26.50 per share
06/05/07
Public announcement that Vector indicates it will not make any offer to acquire Inter-Tel
06/20/07
ISS against Mitel merger
06/21/07
Mitel will not increase offer
06/25/07
Proxy Governance recommends Mitel merger
06/26/07
Glass Lewis against Mitel merger
06/29/07
Special Meeting postponed
07/06/07
Q2 preliminary sales release

Source: FactSet and Company filings
1 Q1 2007 earnings miss per FactSet

INTER-TEL®
11

CONCLUSION: VOTE FOR THE MITEL MERGER
Significant recent developments reinforce the Special Committee’s view that the
Mitel deal is in the best interests of stockholders
–
Inter-Tel’s financial performance and future outlook are below projections
–
Increasing competition and ongoing distractions will continue should the
Company remain a standalone entity
–
Mitel stated that it will not raise its offer
–
Weakening debt markets make other bidders less likely
The Special Committee conducted a full review of the Company’s strategic options during last 2 years including standalone opportunities, acquisitions and a sale
Special Committee directed a thorough sales process
Mitel price is a premium of 17% - 22% to the unaffected stock price
The Board of Directors recommends:
Vote For The Mitel Merger

13 Appendix

Mihaylo Recapitalization NOT AN ACQUISITION
PROPOSAL… Provides Less Value, Less Certainty and
More Risk
Mihaylo has no legal obligation to implement his leveraged recapitalization strategy – it may not happen
Mihaylo leveraged recapitalization strategy relies on debt financing commitments that have never been publicly disclosed or made available. Based on limited detail disclosed, commitments contain conditions that are non-customary
Mihaylo leveraged recapitalization strategy value based on projections from the proxy that are unlikely to be achieved
We believe the blended value received by stockholders will be substantially below the
$25.60 Mitel offer
–
At least 40% of value will depend on the trading price of “stub” shares that we believe will trade significantly lower than the current share price
–
Reduced trading liquidity with a public float reduced to approximately 1/3 of current dollar volume
–
Increased debt load
–
Increased risk and price volatility
Increases business execution risk as Inter-Tel’s strategic flexibility and ability to compete and invest in new products would be significantly impaired

Mihaylo debt funding is expressly conditioned on him being named Chairman of Inter-Tel
When Mihaylo thought he and Vector Capital were the highest bidder for Inter-Tel in 2006, he pushed for a prompt sale to the highest bidder, and publicly said he would support a sale to the highest bidder, even if it was not him
Mihaylo claims that Inter-Tel is worth more than $25.60 per share, but has not made an offer to pay more for Inter-Tel than the Mitel price
Instead of paying more, Mihaylo proposes a front-end loaded, leveraged recapitalization strategy, financed entirely with Inter-Tel’s own cash and debt, that we believe:
–
Provides less value, less certainty and more risk to Inter-Tel stockholders
–
Significantly increases Mr. Mihaylo’s ownership and voting control and gives him a potential veto right on any future sale of Inter-Tel
–
Would allow him to pay much less to take over Inter-Tel if his recapitalization strategy fails and the stock price significantly declines
Mihaylo sent Inter-Tel a letter demanding significant changes at the company that would:
–
Reduce size of Board to six members, of which he would choose three
–
Immediately make him Chairman of the Board and “interim” CEO
–
Allow him and his Board nominees to select any new CEO
–
Give him significant control over Inter-Tel without a stockholder vote or paying any "control premium" to other stockholders
Stockholders Should Not Be Misled By Mihaylo’s
Personal Agenda

About Inter-Tel (Delaware), Incorporated
Inter-Tel (Nasdaq: INTL) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages.
An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,940 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North
America, the United Kingdom, Ireland, Australia and South Africa. More information is available at
www.inter-tel.com.
Forward-Looking Statements
This presentation contains forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995, as amended, concerning the pending acquisition of Inter-Tel by Mitel, certain preliminary financial results of Inter-Tel and anticipated future results, and the leveraged recapitalization strategy proposed by Mr. Mihaylo, among other things.  Forward-looking statements are statements in the future tense or that include words such as “intends,” “believe”, “expect”, “proposed”, “anticipates”, “project”
and words of similar import.
Forward-looking statements are based on assumptions, suppositions and uncertainties, as well as on management’s best possible evaluation of future events.  However, actual results may differ materially from those reflected in forward-looking statements based on a number of factors, many of which are beyond the control of Inter-Tel.  Such factors may include, without excluding other considerations, fluctuations in quarterly results, actual GAAP results of operations, evolution in customer demand for Inter-Tel’s products and services, risks associated with the proposed acquisition by Mitel or the outcome of any discussions with or actions by Mr. Mihaylo, the impact of price pressures exerted by competitors, and general market trends or economic changes.
For additional information about risk factors that could cause actual results to differ materially from those described in the forward-looking statements, please see Inter-Tel’s filings with the SEC, including Inter-Tel’s
Form 10-K filed on March 15, 2007, Inter-Tel’s Form 10-K/A filed on April 30, 2007, Inter-Tel’s Form 8-K filed on July 6, 2007 and other Inter-Tel Current Reports on Form 8-K, Inter-Tel’s Quarterly Reports on
Form 10-Q, as well as the definitive proxy statement filed on May 29, 2007 and the proxy supplement filed on July 10, 2007.

Disclaimer
This presentation includes statements and information from published material, public filings and other such sources.  Permission to reprint or use these statements and information was neither sought nor obtained.
Additional Information
In connection with soliciting proxies for the pending Mitel merger, Inter-Tel filed a definitive proxy statement with the Securities and Exchange Commission on May 29, 2007 and a proxy supplement on July 10, 2007.
INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY
STATEMENT AND THE PROXY SUPPLEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS
THERETO, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION.  Copies of
the definitive proxy statement, the proxy supplement and other documents filed by Inter-Tel can be obtained without charge at the Securities and Exchange Commission’s web site at www.sec.gov or from Inter-Tel by contacting Inter-Tel (Delaware), Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe,
AZ 85281, Telephone: 480-449-8900.
Inter-Tel and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger with Mitel.  Information concerning the interests of Inter-Tel’s participants in the solicitation is included in the definitive proxy statement, the proxy supplement and related proxy materials for the special meeting of stockholders, which is scheduled for
August 2, 2007.
Inter-Tel and the Inter-Tel logo are trademarks of Inter-Tel (Delaware), Incorporated.

GAAP Reconciliation
This presentation includes some non-GAAP financial measures, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended.  The following table includes the most directly comparable GAAP financial measures and a reconciliation of the non-GAAP financial measures to such comparable GAAP financial measures:
(US$ in millions, unless indicated) LTM
Q2'06A Q3'06A Q4'06A Q1'07A Period
Revenue 115.9 117.0 118.5 109.5 460.9
Cost of Goods Sold 59.1 58.9 59.0 56.1 233.1
Gross Profit 56.8 58.1 59.5 53.4 227.8
SG&A
1
39.0 39.4 40.3 40.5 159.2
R&D 8.5 8.4 7.5 7.9 32.3
Total Operating Expenses 47.5 47.8 47.8 48.4 191.5
EBIT 9.3 10.3 11.7 5.0 36.3
Depreciation 2.3 2.4 2.4 2.2 9.2
Amortization 1.2 1.2 1.2 1.1 4.7
Pro Forma EBITDA 12.7 13.9 15.3 8.3 50.2
Less FAS 123R Expense, & Proxy Related Expenses & Other 2.7 4.0 2.6 2.9 12.2
GAAP EBITDA 10.1 9.9 12.8 5.4 38.1
Source: Public Filings & Management
Note:
1 Includes amortization of intangibles